DNB Financial Corporation

For further information, please contact:
Gerald F. Sopp CFO/Executive Vice-President
484.359.3138	FOR IMMEDIATE RELEASE
gsopp@dnbfirst.com	(NasdaqCM: DNBF)

DNB Financial Corporation Reports Third Quarter 2015 Results

Downingtown PA., October 22, 2015 – DNB Financial Corporation (Nasdaq: DNBF), today reported net income available to common stockholders of $1.3 million, or $0.45 per diluted share, for the quarter ending September 30, 2015, compared with $1.2 million, or $0.43 per diluted share, for the same quarter, last year. Net income available for common shareholders for the first nine months of 2015 was $3.7 million, or $1.31 per diluted share, compared with $3.3 million or $1.16 per diluted share, in the prior year period. DNB Financial Corporation (the “Company”) is the parent of DNB First, National Association, one of the first nationally-chartered community banks to serve the greater Philadelphia region.

Third Quarter Highlights

•	Wealth management assets under care increased 14.6% from September 30, 2014. Asset generation and growth remain impressive despite lower equity market valuations over the third quarter.

•	Total loans increased 4.7% on a year-over-year basis, although they were flat on a sequential quarter basis.

•	Asset quality remained excellent. As of September 30, 2015, non-performing loans were only 0.90% of total loans compared with 0.98% as of June 30, 2015.

•	Core deposits contracted, but increased 4.4% over the past 12 months and were 85.5% of total deposits as of September 30, 2015.

•	The company paid a quarterly cash dividend of $0.07 on September 21, 2015.

William S. Latoff, Chairman and CEO, commented: “We were pleased to see our quarterly earnings increase and believe our results represent solid progress in an uncertain and challenging environment.  Quality loan growth was achieved over the past year and we remain committed to maintaining our prudent pricing and credit discipline.  We are also encouraged that our net interest margin continued to stabilize.  Despite the equity market downturn during the third quarter, we continue to generate new wealth management assets, through initiatives to expand banking relationships.”

Income Statement Summary

The Company’s performance resulted in a return on average assets of 0.68% for the third quarter and first nine months of 2015. The return on average equity was 8.71% and 8.52% for the same periods, respectively.

Total interest income for the three months ending September 30, 2015 was $6.2 million, which represented a $256,000, or 4.3% increase compared with the three months ending September 30, 2014, and a $30,000, or 0.5% (not annualized), increase from $6.1 million for the three months ending June 30, 2015.  Total interest expense rose to $711,000 for the third quarter of 2015, compared with $544,000 for the third quarter of 2014, and $678,000 for the three months ending June 30, 2015.  The year-over-year increase was primarily due to the issuance of $9.8 million of subordinated debt at the end of the first quarter of 2015.  The weighted average cost of funds remained at a historically low level.

The net interest margin for the third quarter of 2015 was 3.13%, compared with 3.33% for the third quarter of 2014 and 3.11% for the second quarter of 2015.  On a consecutive quarter basis, the Company's net interest margin was relatively stable in 2015, despite continuing pressure due to the low-interest rate environment and intense pricing competition for quality lending business.

Total non-interest income for the third quarter of 2015 was $1.0 million, which was essentially unchanged from the same quarter in 2014. On a sequential quarter basis, total non-interest income declined $301,000, or 22.5% (not annualized). The primary reason for the decrease was an $185,000 gain on Small Business Administration (SBA) loan sales, which occurred in the previous quarter and a $105,000 decrease in income from the Company’s wealth management business.  Wealth management fees were $317,000 for the quarter ending September 30, 2015, which represented nearly one-third of total fee income.  Assets under management were $184.5 million as of September 30, 2015, but were negatively impacted by declines in asset values due to market conditions, which more than offset new asset generation.

Non-interest expense was $4.6 million for the third quarter of 2015, which represented an increase of only 1.6% from that of the corresponding quarter last year, reflecting management’s emphasis on controlling expenses.  Annual increases in salary and employee benefit costs were largely offset by declines in occupancy expense, and professional and consulting fees.

The effective tax rate for the quarter ending September 30, 2015 was 22.1%, compared with 25.8% for the corresponding quarter in 2014.  The primary reason for the lower effective tax rate was an increase in tax exempt loans to local municipalities and tax exempt municipal investment securities.

Balance Sheet Summary

As of September 30, 2015, total assets were $741.9 million compared with $755.9 million as of June 30, 2015, and $695.4 million as of September 30, 2014.  Total assets contracted $14.0 million, or 1.9% (not annualized), on a sequential quarter basis due to an $8.5 million decrease in cash and cash equivalents along with smaller declines of both total loans and investment securities.  Total assets, however, increased $46.5 million, or 6.7% on a year-over-year basis primarily due to strong loan growth, which was accompanied by a smaller increase in investment securities.  Solid annual loan growth reflected the company’s commercial banking initiatives and attractive market areas.  Likewise, total deposits increased 3.2% since September 30, 2014, despite a $17.9 million decrease on a sequential quarter basis.

Total loans grew $21.0 million or 4.7% to $470.4 million as of September 30, 2015, from $449.4 million as of September 30, 2014.  On a sequential quarter basis, total loans decreased slightly (less than 1%) from $472.3 million as of June 30, 2015.  As of September 30, 2015, total loans were 63.4% of total assets compared with 64.6% as of September 30, 2014.  Loan growth has been moderate; and the Company remains challenged to grow commercial-oriented in a competitive market, while maintaining its conservative underwriting standards.

On a sequential quarter basis, total core deposits declined $30.9 million, or 5.6% (not annualized), but represented 85.5% of total deposits as of September 30, 2015.  The decrease in core deposits was primarily due to a $20.1 million decrease in NOW accounts. The decline is mainly attributed to the delay in approving the State of Pennsylvania's annual budget, which includes distributions to many of DNB's municipal clients, who have temporarily drawn down their accounts to fund normal operating costs. Time deposits, however, increased $13.0 million. Total deposits were $608.5 million as of September 30, 2015, compared with $626.4 million as of June 30, 2015 and $589.4 million at September 30, 2014.

Capital ratios continue to exceed regulatory standards for well-capitalized institutions.  At September 30, 2015, the Tier 1 leverage ratio was 9.23%, Tier 1 risk-based capital was 12.74%, common equity Tier 1 risk based capital was 10.46% and total risk based capital was 15.46%.  As of the same date, the total shareholder equity-to-total assets ratio was 7.87% and the tangible common equity-to-tangible assets ratio was 7.42%.  Tangible book value per share was $19.57 as of September 30, 2015, compared with $18.96 as of June 30, 2015, and $18.26 as of December 31, 2014.

Asset Quality Summary

Asset quality remained strong.  Net charge-offs decreased slightly to 0.41% of total average loans for the quarter ending September 30, 2015, compared with 0.43% for the quarter ending June 30, 2015. The net charge-offs for the three months ended September 30, 2015, were primarily due to four credits, two of which were previously reserved, for which new market and financial information became available during the quarter. Total non-performing assets, including loans and other real estate property, were $6.5 million as of September 30, 2015, compared with $6.6 million as of June 30, 2015, and $6.9 million as of September 30, 2014.  The ratio of non-performing assets to total assets was 0.87% and non-performing loans were 0.90% of total loans as of September 30, 2015.  As of the same date, the allowance for loan losses to total loans ratio was 1.01%.

Interest Rate Risk Management

DNB's strategy has been to seek shorter duration over yield in its lending and investing activities and lengthen duration over rate in its financing activities to minimize interest rate risk.  The Company also strives to offer products and services that develop strong relationships to retain core deposits. The Bank has an Asset Liability Management Committee that actively monitors and manages the bank's interest rate exposure using simulation models and gap analysis. The Committee's primary objective is to minimize the adverse impact of changes in interest rates on net interest income, while maximizing earnings.

DNB Financial Corporation is a bank holding company whose bank subsidiary, DNB First, National Association, is a community bank headquartered in Downingtown, Pennsylvania with 12 locations. DNB First, which was founded in 1860, provides a broad array of consumer and business banking products, and offers brokerage and insurance services through DNB Investments & Insurance, and investment management services through DNB Investment Management & Trust. DNB Financial Corporation's shares are traded on Nasdaq's Capital Market under the symbol: DNBF.  We invite our customers and shareholders to visit our website at https://www.dnbfirst.com. DNB's Investor Relations site can be found at http://investors.dnbfirst.com/.

DNB Financial Corporation (the "Corporation"), may from time to time make written or oral "forward-looking statements," including statements contained in the Corporation's filings with the Securities and Exchange Commission including this press release and in its reports to stockholders and in other communications by the Corporation, which are made in good faith by the Corporation pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

These forward-looking statements include statements with respect to the Corporation's beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond the Corporation's control). The words "may," "could," "should," "would," "will," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Corporation's financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Corporation conducts operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; the recent downgrade, and any future downgrades, in the credit rating of the U.S. Government and federal agencies; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services of the Corporation and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors' products and services; the willingness of users to substitute competitors' products and services for the Corporation's products and services; the success of the Corporation in gaining regulatory approval of its products and services, when required; the impact of changes in laws and regulations applicable to financial institutions (including laws concerning taxes, banking, securities and insurance); technological changes; acquisitions; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, including the rules of participation for the Small Business Lending Fund (SBLF), a U.S. Treasury Department program; and the success of the Corporation at managing the risks involved in the foregoing.

The Corporation cautions that the foregoing list of important factors is not exclusive. Readers are also cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date of this press release, even if subsequently made available by the Corporation on its website or otherwise. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Corporation to reflect events or circumstances occurring after the date of this press release.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as supplemented by our quarterly or other reports subsequently filed with the SEC.

FINANCIAL TABLES FOLLOW

DNB Financial Corporation
Condensed Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
EARNINGS:
Interest income	$6,161	$5,905	$18,288	$17,584
Interest expense	711	544	1,995	1,750
Net interest income	5,450	5,361	16,293	15,834
Provision for credit losses	100	300	815	930
Non-interest income	1,027	1,041	3,220	3,037
Gain on sale of investment securities	10	86	74	423
Gain on sale of SBA loans	0	0	416	0
Loss on sale / write-down of OREO and ORA	154	0	154	7
Non-interest expense	4,605	4,532	14,153	13,893
Income before income taxes	1,628	1,656	4,881	4,464
Income tax expense	359	427	1,125	1,111
Net income	1,269	1,229	3,756	3,353
Preferred stock dividends and accretion of discount	8	33	42	103
Net income available to common stockholders	$1,261	$1,196	$3,714	$3,250
Net income per common share, diluted	$0.45	$0.43	$1.31	$1.16

Condensed Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands)

	September 30,	December 31,	September 30,
	2015	2014	2014
FINANCIAL POSITION:
Cash and cash equivalents	$18,959	$12,504	$23,891
Investment securities	227,363	231,656	198,086
Loans held for sale	0	617	0
Loans	470,396	455,603	449,407
Allowance for credit losses	(4,729)	(4,906)	(4,887)
Net loans	465,667	450,697	444,520
Premises and equipment, net	6,630	7,668	7,825
Other assets	23,272	20,188	21,098
Total assets	$741,891	$723,330	$695,420

Deposits	$608,458	$605,083	$589,366
FHLB advances	20,000	20,000	10,000
Repurchase agreements	30,501	19,221	19,330
Other borrowings	9,754	9,784	514
Subordinated debt	9,750	0	9,279
Other liabilities	5,060	5,334	4,568
Stockholders' equity	58,368	63,908	62,363
Total liabilities and stockholders' equity	$741,891	$723,330	$695,420

DNB Financial Corporation
Selected Financial Data (Unaudited)
(In thousands, except per share data)

	Quarterly
	2015	2015	2015	2014	2014
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Earnings and Per Share Data
Net income available to common stockholders	$1,261	$1,227	$1,226	$1,419	$1,196
Basic earnings per common share	$0.45	$0.44	$0.44	$0.51	$0.43
Diluted earnings per common share	$0.45	$0.43	$0.43	$0.50	$0.43
Dividends per common share	$0.07	$0.07	$0.07	$0.07	$0.07
Book value per common share	$19.64	$19.04	$18.91	$18.32	$17.81
Tangible book value per common share	$19.57	$18.96	$18.83	$18.26	$17.74
Average common shares outstanding	2,807	2,802	2,786	2,776	2,769
Average diluted common shares outstanding	2,852	2,848	2,833	2,822	2,817

Performance Ratios
Return on average assets	0.68%	0.66%	0.69%	0.82%	0.72%
Return on average equity	8.71%	8.75%	8.13%	9.04%	7.82%
Return on average tangible equity	8.75%	8.79%	8.15%	9.06%	7.84%
Net interest margin	3.13%	3.11%	3.14%	3.25%	3.33%
Efficiency ratio	68.09%	67.29%	69.87%	70.45%	68.76%
Wtd average yield on earning assets	3.52%	3.48%	3.48%	3.57%	3.65%

Asset Quality Ratios
Net charge-offs to average loans	0.41%	0.43%	0.01%	0.16%	0.27%
Non-performing loans/Total loans	0.90%	0.98%	1.47%	1.50%	1.34%
Non-performing assets/Total assets	0.87%	0.88%	1.03%	1.07%	1.00%
Allowance for credit loss/Total loans	1.01%	1.08%	1.12%	1.08%	1.09%
Allowance for credit loss/Non-performing loans	111.32%	110.29%	76.24%	71.59%	81.01%

Capital Ratios
Total equity/Total assets	7.87%	7.49%	7.51%	8.84%	8.97%
Tangible equity/Tangible assets	7.85%	7.48%	7.49%	8.82%	8.95%
Tangible common equity/Tangible assets	7.42%	7.05%	7.06%	7.02%	7.08%
Tier 1 leverage ratio	9.23%	9.02%	8.98%	10.55%	10.75%
Common equity tier 1 risk-based capital ratio	10.46%	10.17%	10.28%	n/a	n/a
Tier 1 risk-based capital ratio	12.74%	12.43%	12.63%	14.90%	14.84%
Total risk-based capital ratio	15.46%	15.21%	15.51%	15.92%	15.86%

Wealth Management
Assets under care*	$184,535	$189,411	$178,339	$163,807	$161,068

*Wealth Management assets under care includes assets under management, administration, supervision and brokerage.

DNB Financial Corporation
Condensed Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	Sept 30,	June 30,	Mar 31,	Dec 31,	Sept 30,
	2015	2015	2014	2014	2014
EARNINGS:
Interest income	$6,161	$6,131	$5,996	$6,012	$5,905
Interest expense	711	678	606	561	544
Net interest income	5,450	5,453	5,390	5,451	5,361
Provision for credit losses	100	415	300	200	300
Non-interest income	1,027	1,142	1,051	1,063	1,041
Gain on sale of investment securities	10	11	53	435	86
Gain (loss) on sale of SBA loans	0	185	231	0	0
Loss on sale / write-down of OREO and ORA	154	0	0	0	0
Non-interest expense	4,605	4,724	4,824	4,732	4,532
Income before income taxes	1,628	1,652	1,601	2,017	1,656
Income tax expense	359	417	349	566	427
Net income	1,269	1,235	1,252	1,451	1,229
Preferred stock dividends and accretion of discount	8	8	26	32	33
Net income available to common stockholders	$1,261	$1,227	$1,226	$1,419	$1,196
Net income per common share, diluted	$0.45	$0.43	$0.43	$0.50	$0.43

Condensed Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands)

	Sept 30,	June 30,	Mar 31,	Dec 31,	Sept 30,
	2015	2015	2015	2014	2014
FINANCIAL POSITION:
Cash and cash equivalents	$18,959	$27,493	$28,335	$12,504	$23,891
Investment securities	227,363	231,712	232,958	231,656	198,086
Loans held for sale	0	0	0	617	0
Loans and leases	470,396	472,335	464,100	455,603	449,407
Allowance for credit losses	(4,729)	(5,108)	(5,190)	(4,906)	(4,887)
Net loans and leases	465,667	467,227	458,910	450,697	444,520
Premises and equipment, net	6,630	6,629	7,490	7,668	7,825
Other assets	23,272	22,882	20,747	20,188	21,098
Total assets	$741,891	$755,943	$748,440	$723,330	$695,420

Demand Deposits	$120,018	$122,642	$113,419	$102,107	$116,758
NOW	189,502	209,606	215,799	205,816	173,168
Money markets	139,213	145,283	144,648	143,483	143,771
Savings	71,316	73,461	70,363	66,634	64,550
Core Deposits	520,049	550,992	544,229	518,040	498,247
Time deposits	69,744	56,729	72,784	76,805	80,898
Brokered deposits	18,665	18,655	10,248	10,238	10,221
Total Deposits	608,458	626,376	627,261	605,083	589,366
FHLB advances	20,000	20,000	20,000	20,000	10,000
Repurchase agreements	30,501	28,211	20,316	19,221	19,330
Subordinated debt	9,750	9,750	0	0	0
Other borrowings	9,754	9,764	19,524	9,784	9,793
Other liabilities	5,060	5,218	5,166	5,334	4,568
Stockholders' equity	58,368	56,624	56,173	63,908	62,363
Total liabilities and stockholders' equity	$741,891	$755,943	$748,440	$723,330	$695,420

DNB Financial Corporation
Condensed Consolidated Statements of Financial Condition - Quarterly Average Balances (Unaudited)
(Dollars in thousands)

	Sept 30,	June 30,	Mar 30,	Dec 31,	Sept 30,
	2015	2015	2015	2014	2014
FINANCIAL POSITION:
Cash and cash equivalents	$19,820	$26,909	$18,037	$24,709	$19,670
Investment securities	230,402	239,364	237,697	209,700	198,289
Loans held for sale	74	96	66	61	253
Loans and leases	469,896	459,464	460,585	450,040	439,560
Allowance for credit losses	(5,182)	(5,280)	(5,000)	(4,983)	(4,974)
Net loans and leases	464,714	454,184	455,585	445,057	434,586
Premises and equipment, net	6,587	7,461	7,607	7,797	7,933
Other assets	20,021	17,339	17,006	17,199	16,794
Total assets	$741,618	$745,353	$735,998	$704,523	$677,525

Demand Deposits	$118,282	$114,458	$108,452	$108,736	$111,088
NOW	197,802	210,677	211,875	184,505	173,810
Money markets	144,115	144,927	143,976	144,649	135,199
Savings	71,740	71,762	68,238	65,812	64,413
Core Deposits	531,939	541,824	532,541	503,702	484,510
Time deposits	56,702	70,079	74,618	79,233	76,354
Brokered deposits	18,658	11,543	10,241	10,224	9,784
Total Deposits	607,299	623,446	617,400	593,159	570,648
FHLB advances	20,000	20,000	20,000	13,913	10,000
Repurchase agreements	31,732	20,614	17,812	19,354	20,374
Subordinated Debt	9,750	9,750	2,925	0	0
Other borrowings	10,000	9,791	10,214	9,915	9,905
Other liabilities	5,073	5,156	5,161	4,499	4,248
Stockholders' equity	57,764	56,596	62,486	63,683	62,350
Total liabilities and stockholders' equity	$741,618	$745,353	$735,998	$704,523	$677,525